Exhibit 1.8

BUSINESS CORPORATIONS ACT

Alberta

ARTICLES OF AMENDMENT

1. Name of Corporation	2. Corporate Access Number
ENERGY EXPLORATION TECHNOLOGIES INC.	2010730915

3. Pursuant to subsection 173(1)(a) of the *Business Corporations Act* (Alberta), the Articles of the Corporation be amended by changing the name of the Corporation from Energy Exploration Technologies Inc. to NXT ENERGY SOLUTIONS INC.

4. DATE	SIGNATURE	TITLE
Sept 19/08	K Rogers	CFO

REGISTERED ON
THE ALBERTA REGISTRIES
CORES SYSTEM
SEP 2 2 2008

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